Prospectus Supplement filed under Rule 424(b)(3)
                                                      Registration No. 333-45569

                              Prospectus Supplement

     The Prospectus dated February 4, 1998 relating to the offer for resale of up to $250,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.80% Convertible Subordinated Notes due September 16, 2004 is hereby supplemented to include the following information in the "Selling Securityholders" table in the Prospectus Supplement dated February 25, 1998:


                                                           Principal Amount
       Selling Holders                                   of Registered Notes
       ---------------                                   -------------------
Bancroft Convertible Fund, Inc........................      $1,000,000.00
------------------------------------------------------      -------------
Ellsworth Convertible Growth and Income Fund, Inc.....      $1,000,000.00
------------------------------------------------------      -------------
Total of Above........................................      $2,000,000.00
                                                            =============



                This Prospectus Supplement is dated June 4, 1999.